Exhibit 99.1

NAPCO Announces Fourth Quarter and Fiscal Year 2020 Results

- 4th Quarter and Fiscal Year 2020 Equipment Sales Impacted by COVID-19 Pandemic-

- Record-Breaking Results for Recurring Service Revenues-

AMITYVILLE, N.Y., September 8, 2020 /PRNewswire/ -- NAPCO Security Technologies, Inc. (NASDAQ: NSSC), one of the world's leading manufacturers of high-tech electronic security devices that are fueling the Company's fast-growing recurring service revenues, as well as a leading provider of school safety solutions, today announced financial results for its fourth quarter and fiscal year ended June 30, 2020.

Financial Highlights:

•	The COVID-19 pandemic has caused difficulties for security equipment professionals getting access to both commercial and residential installation sites. The Company believes this access issue is an industry-wide issue related to COVID-19 and not reflective of the loss of any market share unique to the Company or any long-term negative reflection of the post-pandemic vibrancy of the security industry as a whole.

•	Net sales for the quarter decreased 22% to $23.0 million as compared to $29.6 million for the same period last year. Net sales for the fiscal year decreased 2% to $101.4 million as compared to $102.9 million for the same period last year.

•	Recurring service revenue for the quarter increased 35% to $6.7 million as compared to $5.0 million for the same period last year. Recurring service revenue for the fiscal year increased 38% to $24.0 million as compared to $17.4 million for the same period last year. Recurring service revenue now has a prospective annual run rate of $27.5 million based on June 2020 recurring revenues.

•	Gross Margin for recurring service revenue for the quarter was 83% as compared to 78% for the same period last year. Gross Margin for recurring service revenue for the fiscal year was 82% as compared to 78% a year ago.

•	Adjusted EBITDA* for the quarter was $1.5 million as compared to $5.2 million a year ago. Adjusted EBITDA earnings per share for the quarter was $0.08 as compared to $0.28 for the same period a year ago. Adjusted EBITDA* for the fiscal year was $14.7 million as compared to $15.0 million a year ago. Adjusted EBITDA earnings per share for the fiscal year was $0.80, as compared to $0.81 for the same period a year ago.

•	Non-recurring expenses relating to one-time charges to income taxes and intangible impairment totaled $3.4 million.

•	Net income for the quarter decreased to $(1.9) million from $4.7 million a year ago. Earnings per share (diluted) for the quarter was $(0.10) as compared to $0.26 for the same period a year ago. Net income for the fiscal year was $8.5 million as compared to $12.2 million a year ago. Earnings per share (diluted) for the fiscal year was $0.46, as compared to $0.66 for the same period a year ago.

•	Cash and cash equivalents were $18.2 million at June 30, 2020 as compared to $8.0 million at June 30, 2019.

Richard Soloway, Chairman and President, commented, "Our fourth quarter results reflect the challenging business environment resulting from the COVID-19 pandemic as well as the strength of our business model. Our recurring service revenues have remained strong with a 35% growth for the fourth quarter despite these challenges. Gross margins for recurring service revenues also continued to be very strong, increasing to 83% for the quarter and 82% for the year. During the quarter we executed in three key areas: (a) driving sales growth in recurring revenue while increasing gross margins, (b) continuing to invest in exciting new technologies that will expand our recurring revenues into all segments of the Company and help keep people safe in difficult times where burglaries and homicides are on the rise across the nation and (c) continuing to tightly manage our costs. Equipment sales for the fourth quarter for both commercial and residential applications were impacted as alarm and locking dealers faced restrictions on building and home access. However, recent feedback from our distributors indicates increased sell-thru of our product to our dealers. Home sales in many non-urban areas are also increasing. The Company views both of these as positive signs.

We were very pleased with the recurring revenue growth, especially from fire radios, which helped fuel the increase in recurring gross margins this past quarter. We continue to see the retirement of POTS or copper telephone land lines which presents an opportunity for installers to upgrade older fire systems, and for new projects to include cellular or other system technologies. The government no longer requires that POTS lines be maintained and we are seeing a shift of the millions of fire alarms in the market transitioning to cellular communications. Another opportunity for the Company is the upgrade and replacement of current cellular alarm reporting systems to meet the deadline for 3G and CDMA cellular sunset cutoffs over the next 18 months.

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Our iSecure all-inclusive cellular alarm system, which was introduced at the end of December, continues to show promise. This new small business or residential security & connected home system offers the security dealer the lowest upfront equipment cost in the industry, easy installation, fast programming from a smart-phone or tablet, and a quick return on investment. Despite its low cost, iSecure offers all of the “bells and whistles” of an expensive component alarm system such as touch-screens, connected home devices and services, doorbell and video cameras, wireless carbon monoxide, smoke and glass break detectors, and extra keypads, key fobs and panics. This feature-rich system offers up to 80 intrusion and fire zones and can accommodate up to 96 users. While we are in the early stages of iSecure, the initial reaction to this product offering has been very favorable. Every iSecure is sold with a built-in Starlink radio, which gives the Company an opportunity to obtain recurring revenue when the alarm professional activates these radios on our network.

School security remains a focus for the Company. Despite the COVID-19 pandemic, many K-12 schools, as well as colleges and universities, are moving forward on school security projects as the summer months, with the absence of students, remains the ideal time for security upgrades. As a result, we have seen significant quoting activities for schools in certain geographic parts of the country. There are over 100,000 K-12 schools and over 10,000 colleges and universities with less than 10% of these institutions having adequate protection from an active shooter or intruder. With a full suite of products and solutions, NAPCO is uniquely positioned to meet the security needs of schools, as well as houses of worship and other places where people congregate.

In the upcoming fiscal year, the Company expects to introduce Air Access®, our new cellular access control (cloud- hosted) product line. Easy to install and operate, this cloud-based access locking system utilizes easy-to-connect cellular communication and does not have to be connected to the customer’s IT system. The benefits to the end user include no required investments in IT personnel or hardware, no need for onsite data base, backups or software updates and it can be managed from any device. This is designed to generate recurring monthly revenue for locking dealers and, for the first time, generate recurring monthly revenue for the Company from its locking and access control divisions.

Mr. Soloway concluded, “Our focused commitment continues to be identifying new, large growth opportunities that will add incremental recurring service revenue sales and profitability to the Company while we continue to manage our costs and optimize our working capital. Our focus on these new areas provided a significant buffer to the COVID-19 impact on the Company’s equipment sales. Before the COVID-19 pandemic began to significantly impact our country in March, NAPCO had achieved 23 consecutive quarters of year-over-year record sales. COVID-19 broke that streak. However, I am confident we will emerge well-positioned for the economic recovery to come and will soon start another record sales streak.”

Financial Results

Net sales for the three months ended June 30, 2020 decreased 22% to $23.0 million, as compared to $29.6 million for the same period one year ago. Net sales for the fiscal year ended June 30, 2020 decreased 2% to $101.4 million, as compared to $102.9 million for the same period one year ago. Research and development costs for the quarter were $1.9 million for each of the quarters ended June 30, 2020 and 2019 and were 8% of sales and 6% of sales for the quarters ended June 30, 2020 and 2019, respectively. Research and development costs for fiscal year 2020 remained relatively constant at $7.3 million or 7% of sales as compared to $7.2 million or 7% of sales last year. Selling, general and administrative expenses for the quarter decreased 19% to $5.1 million, or 22% of sales, as compared to $6.3 million, or 21% of sales for the same period last year. Selling, general and administrative expenses for the fiscal year ended June 30, 2020 increased 2% to $23.7 million, or 23% of sales, as compared to $23.2 million, or 23% of sales for the same period last year.

Operating income before impairment for the three months ended June 30, 2020 was $1.0 million as compared to $4.8 million for the same period a year ago, Operating income before impairment for the fiscal year ended June 30, 2020 was $12.7 million, as compared to $13.5 million for the same period a year ago.

Net income for the three months ended June 30, 2020 decreased to $(1.9) million, or $(0.10) per diluted share, as compared to $4.7 million, or $0.26 per share, for the same quarter last year. Net income for the fiscal year ended June 30, 2020 was $8.5 million, or $0.46 per diluted share, as compared to $12.2 million, or $0.66 per share, for the same period last year.

During the quarter, the Company recorded non-recurring expenses relating to one-time charges to income taxes and intangible impairment, totaling $3.4 million.

Adjusted EBITDA* for the three months ended June 30, 2020 was $1.5 million, or $0.08 per diluted share, as compared to $5.2 million, or $0.28 per diluted share for the same period last year. Adjusted EBITDA* for the fiscal year ended June 30, 2020 was $14.7 million, or $0.80 per diluted share, as compared to $15.0 million, or $0.81 per diluted share for the same period last year.

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Balance Sheet Summary

At June 30, 2020, the Company had $18.2 million in cash and cash equivalents as compared to $8.0 million as of June 30, 2019. Working capital (defined as current assets less current liabilities) was $62.8 million at June 30, 2020 as compared with working capital of $51.1 million at June 30, 2019. Current ratio (defined as current assets divided by current liabilities) was 5.0:1 at June 30, 2020 and 4.6:1 at June 30, 2019.

Conference Call Information

Management will conduct a conference call at 11 a.m. ET today, September 8, 2020. Interested parties may participate in the call by dialing 1-877-407-4018 or for international callers, 1-201-689-8471, about 5-10 minutes prior to the start time of 11 a.m. ET. The conference call will also be available on replay starting at 2 p.m. ET on September 8, 2020 and ending on September 15, 2020 at 11:59 p.m. ET. For the replay, please dial 1-844-512-2921 domestically, or 1-412-317-6671 for international callers, and use the replay access code 13709198

In addition, the call will be webcast and will be available on the Company's website at http://www.napcosecurity.com..

About NAPCO Security Technologies, Inc.

NAPCO Security Technologies, Inc. is one of the world's leading manufacturers of high tech electronic security devices that are fueling the Company's fast-growing recurring service revenues, as well as a leading provider of school safety solutions, The Company consists of four Divisions: NAPCO, plus three wholly-owned subsidiaries: Alarm Lock, Continental Instruments, and Marks USA. Headquartered in Amityville, New York, its products are installed by tens of thousands of security professionals worldwide in commercial, industrial, institutional, residential and government applications. NAPCO products have earned a reputation for innovation, technical excellence and reliability, positioning the Company for growth in the multi-billion dollar and rapidly expanding electronic security market. For additional information on NAPCO, please visit the Company's web site at http://www.napcosecurity.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the Company's filings with the Securities and Exchange Commission.

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NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2020	June 30, 2019
CURRENT ASSETS	(in thousands, except share data)
Cash and cash equivalents	$18,248	$8,028
Accounts receivable, net of allowance for doubtful accounts of $326 and $88 at June 30, 2020 and 2019, respectively, and other reserves	22,932	25,970
Inventories	35,231	29,576
Prepaid expenses and other current assets	2,049	1,881
Total Current Assets	78,460	65,455
Inventories - non-current	6,524	5,262
Property, plant and equipment, net	8,088	7,694
Intangible assets, net	5,116	7,232
Operating lease asset	7,395	-
Other assets	255	265
TOTAL ASSETS	$105,838	$85,908

CURRENT LIABILITIES
Accounts payable	$6,547	$5,135
Accrued expenses	5,744	6,273
Accrued salaries and wages	2,181	2,416
Accrued income taxes	1,148	548
Total Current Liabilities	15,620	14,372
Long term debt	3,904	-
Deferred income taxes	112	72
Accrued income taxes	1,188	292
Long term operating lease liabilities	7,113	-
Total Liabilities	27,937	14,736
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common Stock, par value $0.01 per share; 40,000,000 shares authorized; 21,241,066 and 21,227,094 shares issued; and 18,347,351 and 18,477,874 shares outstanding, respectively	212	212
Additional paid-in capital	17,766	17,103
Retained earnings	79,444	70,924
Less: Treasury Stock, at cost (2,893,715 and 2,749,310 shares)	(19,521)	(17,067)
TOTAL STOCKHOLDERS' EQUITY	77,901	71,172
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$105,838	$85,908

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NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months ended June 30,
	2020	2019
Net sales:	(in thousands, except for share and per share data)
Equipment sales	$16,341	$24,633
Service sales	6,665	4,951
	23,006	29,584
Cost of sales:
Equipment related expenses	13,909	15,559
Service related expenses	1,106	1,094
	15,015	16,653

Gross Profit	7,991	12,931
Research and development expenses	1,870	1,854
Selling, general, and administrative expenses	5,104	6,311
Impairment of intangible asset	1,852	-
	8,826	8,165
Operating (Loss) Income	(835)	4,766
Other expense:
Interest expense, net	6	3
(Loss) Income before Provision for Income Taxes	(841)	4,763
Provision for Income Taxes	1,059	35
Net (Loss) Income	$(1,900)	$4,728

(Loss) Income per share:
Basic	(0.10)	0.26
Diluted	(0.10)	0.26

Weighted average number of shares outstanding:
Basic	18,341,000	18,475,000
Diluted	18,341,000	18,534,000

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NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Fiscal Year ended June 30,
	2020	2019
Net sales:	(in thousands, except for share and per share data)
Equipment revenues	$77,314	$85,505
Service revenues	24,045	17,427
	101,359	102,932
Cost of sales:
Equipment related expenses	53,434	55,240
Service related expenses	4,333	3,802
	57,767	59,042

Gross Profit	43,592	43,890
Research and development	7,257	7,212
Selling, general, and administrative expenses	23,670	23,212
Impairment of other intangibles	1,852	-
	32,779	30,424
Operating Income	10,813	13,466
Other expense:
Interest expense, net	9	21
Income before Provision for Income Taxes	10,804	13,445
Provision for Income Taxes	2,284	1,222
Net Income	$8,520	$12,223

Income per share:
Basic	$0.46	$0.66
Diluted	$0.46	$0.66

Weighted average number of shares outstanding:
Basic	18,444,000	18,574,000
Diluted	18,493,000	18,624,000

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NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year ended June 30,
	2020	2019
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,520	$12,223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,495	1,409
Impairment of other intangibles	1,852	-
Provision for doubtful accounts	238	(26)
Change to inventory obsolescence reserve	(124)	(272)
Deferred income taxes	40	755
Stock based compensation expense	583	160
Changes in operating assets and liabilities:
Accounts receivable	2,800	(1,440)
Inventories	(6,793)	(5,991)
Prepaid expenses and other current assets	(168)	318
Other assets	-	(11)
Accounts payable, accrued expenses, accrued salaries and wages, accrued income taxes	1,863	1,528
Net Cash Provided by Operating Activities	10,306	8,653
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant, and equipment	(1,615)	(1,988)
Net Cash Used in Investing Activities	(1,615)	(1,988)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt borrowings	3,904	-
Proceeds from stock option exercises	79	53
Cash paid for purchase of treasury stock	(2,454)	(3,998)
Net Cash Provided by (Used in) Financing Activities	1,529	(3,945)
Net Change in Cash and Cash Equivalents	10,220	2,720
CASH AND CASH EQUIVALENTS - Beginning	8,028	5,308
CASH AND CASH EQUIVALENTS - Ending	$18,248	$8,028
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid, net	$29	$23
Income taxes paid	$749	$262
Surrender of Common Shares	-	8

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NAPCO SECURITY TECHNOLOGIES, INC.

NON-GAAP MEASURES OF PERFORMANCE* (Unaudited)

(in thousands, except share and per share data)

	3 months ended June 30,		12 months ended June 30,
	2020	2019	2020	2019
Net (loss) income (GAAP)	$(1,900)	$4,728	$8,520	$12,223
Add back provision for income taxes	1,059	35	2,284	1,222
Add back interest and other expense	6	3	9	21
Operating (loss) Income (GAAP)	(835)	4,766	10,813	13,466
Adjustments for non-GAAP measures of performance:
Add back amortization of acquisition-related intangibles	66	78	264	313
Add back stock-based compensation expense	85	8	583	160
Add back impairment of Goodwill and Other intangibles	1,852	-	1,852	-
Adjusted non-GAAP operating income	1,168	4,852	13,512	13,939
Add back depreciation and other amortization	312	299	1,232	1,096
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization)	$1,480	$5,151	$14,744	$15,035

Adjusted EBITDA* per Diluted Share	$0.08	$0.28	$0.80	$0.81
Weighted average number of Diluted Shares outstanding	18,375,000	18,534,000	18,493,000	18,624,000

* Non-GAAP Information. Certain non-GAAP measures are included in this press release, including EBITDA, non-GAAP operating income and Adjusted EBITDA. We define EBITDA as GAAP net income plus income tax expense, net interest expense, non-cash stock-based expense and depreciation and amortization expense. Non-GAAP operating income does not include amortization of intangibles or stock-based compensation expense. These non-GAAP measures are provided to enhance the user's overall understanding of our financial performance. By excluding these charges our non-GAAP results provide information to management and investors that is useful in assessing NAPCO's core operating performance and in comparing our results of operations on a consistent basis from period to period. The presentation of this information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliation of GAAP to non-GAAP financial measures set forth above.

Contacts:
Patrick McKillop
Director of Investor Relations
NAPCO Security Technologies, Inc.
OP: 800-645-9445 x 374
CP: 516-404-3597
pmckillop@napcosecurity.com

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